EXHIBIT 7

December 2016 FFIEC 041 American Stock Transfer & Trust Company, LLC - ID RSSD# 0000009050	Printed: 01/30/2017 - 02:02 pm

Schedule RC	15

Consolidated Report of Condition for Insured Banks
and Savings Associations for December 31, 2016

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	RCON0081	99	1.a.
b. Interest-bearing balances (2)	RCON0071	2,292	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell (3)	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases, net of unearned income	RCONB528	0	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	0	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	0	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	18,790	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	20,978	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:
a. Goodwill	RCON3163	270,264	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	206,856	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	37,288	11.
12. Total assets (sum of items 1 through 11)	RCON2170	556,567	12.

(1)	Includes cash items in process or collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

December 2016 FFIEC 041 American Stock Transfer & Trust Company, LLC - ID RSSD# 0000009050	Printed: 01/30/2017 - 02:02 pm

Schedule RC	16

Schedule RC—Continued

Dollar Amounts in Thousands	Amount
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	0	13.a.
(1) Noninterest-bearing (1)	RCON6631	0	13.a.(1)
(2) Interest-bearing	RCON6636	0	13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase (3)	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)
RCON3190	977	16.
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures (4)	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	12,928	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	13,905	21.
22. Not applicable	22.

Equity Capital Bank Equity Capital
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	5,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	1,044,578	25.
26.
a. Retained earnings	RCON3632	(506,916)	26.a.
b. Accumulated other comprehensive income (5)	RCONB530	0	26.b.
c. Other equity capital components (6)	RCONA130	0	26.c.
27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	542,662	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	542,662	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	556,567	29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight FederaI Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.